Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-176306, 333-176305, 333-116629, 333-109893 and 333-159247 on Form S-8, and Registration Nos. 333-169463, 333-172849, 333-150898, 333-148911, 333-132459, 333-118907, 333-115118, 333-111650, and 333-109887 on Form S-3, of our report dated March 20, 2014 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Galectin Therapeutics, Inc. for the year ended December 31, 2013.

/s/ McGladrey LLP

Charlotte, North Carolina

March 21, 2014